UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 27, 2018

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62930 O. B. Riley Rd, Suite 300, Bend, OR	97703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 8, 2018, EVIO, Inc. (the “Company”) filed a Form 8-K to announce that it had entered into a Membership Purchase Agreement (the “Purchase Agreement”) with C3 Labs LLC., a Nevada limited liability company (“C3 Labs”), and the Members of C3 Labs for the acquisition of 60% of the ownership interest of C3 Labs. Pursuant to the Purchase Agreement, the Company was also granted two options to purchase additional interest of C3 Labs (the “Options”), subject to certain terms and conditions. On or around August 27, 2018, the Company exercised one of its Options and acquired an additional 30% ownership interest of C3 Labs (the “Acquired Interest”), bringing the total amount of ownership interest in C3 Labs owned by the Company to 90%.

Item 3.02. Unregistered Sales of Equity Securities.

The purchase price for the Acquired Interest was $450,000.00, which the Company paid in shares of its common stock at a rate of $0.82 per share. These shares were issued pursuant to 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The Company intends to file financial statements reflecting the acquisition of the Acquired Interest in an amendment to this Form 8-K within 71 calendar days of the date of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.

Date: September 5, 2018	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

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